Exhibit 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-3 of our report dated April 9, 1998, on our audits of the financial statements of I-Link Incorporated and Subsidiaries. We also consent to the reference to our firm under the caption "EXPERTS."




PRICEWATERHOUSECOOPERS LLP

Salt Lake City, Utah
November 4, 1998




















































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